Exhibit 10.1

HAEMONETICS CORPORATION

2005 LONG-TERM INCENTIVE COMPENSATION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

WITH

Director

HAEMONETICS CORPORATION
NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER 2005 LONG-TERM INCENTIVE COMPENSATION PLAN

AGREEMENT entered into the                              day of                   ,              by and between Haemonetics Corporation, a Massachusetts corporation with a principal place of business in Braintree, Massachusetts, (the “Company”), and the undersigned director of the Company (the “Director”).

1.     The Company desires to grant the Director a non-qualified stock option under the Company’s 2005 Long-Term Incentive Compensation Plan (the “Plan”) to acquire shares of the Company’s common stock, $ .01 par value per share (the “Common Stock”).

2.     Article 6 of the Plan provides that each option is to be evidenced by an option agreement, setting forth the terms and conditions of the option grant.

ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Director hereby agree as follows:

1.     Grant of Option.           The Company hereby irrevocably grants to the Director a non-qualified stock option (the “Option”) to purchase all or any part of an aggregate of                shares of Common Stock (the “Shares”) on the terms and conditions hereinafter set forth.  This option shall not be treated as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”).

2.     Purchase Price.             The purchase price (“Purchase Price”) for the Shares covered by the Option shall be $               per Share.

3.     Time of Exercise of Option; Exercisability.

The Option shall be exercisable, to the full extent of all shares included in the Option, immediately upon grant.

4.     Term of Options; Exercisability.

Term.

(1)   Each Option shall expire not more than seven (7) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

(2)   If the Director ceases to be a director of the Company for any reason, the Option granted to the Director hereunder shall terminate two years after the date such Director ceases to be a director of the Company, or on the date on which the Option expires by its terms, whichever occurs first, provided however that if termination as a Director was by the Company for cause, the Option shall terminate immediately.

5.     Manner of Exercise of Option.

(a) The Option may be exercised in full or in part by giving written, electronic or telephonic notice to the Company stating the number of Shares exercised and accompanied by payment in full for such Shares.  Payment may be either wholly in cash or, with the consent of the Compensation Committee, in whole or in part in Shares of the common stock of the Company already owned by the Director exercising the Option, valued at fair market value, provided that the Shares must have been held by the Director for at least six (6) months prior to their delivery to satisfy the Option price.  Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made, as promptly as practicable, at the principal office of the Company to the Director exercising the Option.

(b)   The Company shall at all times during the term of the Option reserve and keep available such number of Shares of its common stock as will be sufficient to satisfy the requirements of the Option.  The Director shall not have any of the rights of a stockholder of the Company in respect of the Shares until one or more certificates for such Shares shall be delivered to him or her upon the due exercise of the Option.

6.     Non-Transferability.    The right of the Director to exercise the Option shall not be assignable or transferable by the Director otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.  The Option may be exercised during the lifetime of the Director only by him or her.  The Option shall be null and void and without effect upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon the Option.  Notwithstanding the general prohibition on the transfer, sale, or other disposition of options under the terms of the Plan and this Agreement, the options granted under this Agreement may be transferred by gift to one or more “family members” (as defined in the instructions to Form S-8), or for value to any entity in which more than fifty percent (50%) of the voting interests are owned by family members (or the director) in exchange for an interest in that entity.  The directors, family members, and any such entities shall execute and deliver such documents, and shall adhere to any procedures, as the Compensation Committee shall require in order to accommodate any request by the director to transfer the options.

7.     Representation Letter and Investment Legend.

(a)   In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933 (the “1933 Act”), upon any date on which the Option is exercised in whole or in part, the person exercising the Option shall give a written representation to the Company in a form satisfactory to the Company and the Company shall place an “investment legend,” so-called upon any certificate for the Shares issued by reason of such exercise.

(b)   The Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issue of Shares.

8.     Adjustments on Changes in Capitalization.            Adjustments on Changes in Capitalization and the like shall be made in accordance with Article 4 of the Plan, as in effect on the date of this Agreement.

9.     Rights as a Shareholder.  The Director shall have no rights as a shareholder with respect to any Shares, which may be purchased by exercise of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Director.  Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

10.   Withholding Taxes.     Whenever Shares are to be issued upon exercise of this Option, the Company shall have the right to require the Director to remit to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereto affixed by its officer thereunto duly authorized, and the Director has hereunto set his or her hand and seal, all as of the day and year first above written.

HAEMONETICS CORPORATION

By:
Title: President & CEO

DIRECTOR

Name:

Address:

Social Security
No: